EXHIBIT 21.1





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                     LIST OF THE SUBSIDIARIES OF THE COMPANY
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o    The Leather Factory, Inc., a Texas corporation
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o    The Leather Factory ,Inc., an Arizona corporation
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o    Hi-Line Leather & Manufacturing Company, a California corporation
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o    Roberts, Cushman & Company, Inc., a New York corporation
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o    The  Leather  Factory  of  Canada  Ltd.,  a  Manitoba   domiciled  Canadian
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     corporation
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o    Tandy Leather Company, Inc., a Texas corporation
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